Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

ENCORE MEDICAL IHC, INC.1

(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9800 Metric Boulevard
Austin, Texas	78758
(Address of principal executive offices)	(Zip code)

9.75% Senior Subordinated Notes due 2012
(Title of the indenture securities)

1 See Table 1 – List of additional obligors

Table 1

State or other
	Jurisdiction of	IRS Employer	Address, Including ZIP Code,
Exact Name of	Incorporation or	Identification	of guarantor’s Principal
guarantor(s)	Organization	Number	Office
Encore Medical Corporation	Delaware	65-0572565	9800 Metric Boulevard
Austin, Texas 78758

Empi, Inc.	Minnesota	41-1310335	9800 Metric Boulevard
Austin, Texas 78758

Empi Corp.	Minnesota	41-1933682	9800 Metric Boulevard
Austin, Texas 78758

Empi Sales Corp.	Minnesota	41-1947725	9800 Metric Boulevard
Austin, Texas 78758

Encore Medical G.P. Inc.	Nevada	74-3020852	9800 Metric Boulevard
Austin, Texas 78758

Encore Medical Asset Corporation	Nevada	74-3020851	P.O. Box 530759
Henderson, NV 89053-0759

Encore Medical, L.P.	Delaware	74-2863979	9800 Metric Boulevard
Austin, Texas 78758

Encore Medical Partners, Inc.	Nevada	20-0295933	9800 Metric Boulevard
Austin, Texas 78758

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 21st day of December 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Y. Schweiger

Jane Y. Schweiger
Vice President

EXHIBIT 6

December 21, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Jane Y. Schweiger

Jane Y. Schweiger
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,183
Interest-bearing balances		2,782
Securities:
Held-to-maturity securities		0
Available-for-sale securities		30,191
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		5,017
Securities purchased under agreements to resell		961
Loans and lease financing receivables:
Loans and leases held for sale		33,062
Loans and leases, net of unearned income	240,775
LESS: Allowance for loan and lease losses	2,467
Loans and leases, net of unearned income and allowance		238,308
Trading Assets		5,989
Premises and fixed assets (including capitalized leases)		3,273
Other real estate owned		122
Investments in unconsolidated subsidiaries and associated companies		299
Customers’ liability to this bank on acceptances outstanding		112
Intangible assets
Goodwill		8,558
Other intangible assets		8,485
Other assets		12,631

Total assets		$362,973

LIABILITIES
Deposits:
In domestic offices		$261,252
Noninterest-bearing	79,485
Interest-bearing	181,767
In foreign offices, Edge and Agreement subsidiaries, and IBFs		18,543
Noninterest-bearing	3
Interest-bearing	18,540
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		11,909
Securities sold under agreements to repurchase		3,155

Dollar Amounts
In Millions
Trading liabilities	4,285
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	15,091
Bank’s liability on acceptances executed and outstanding	112
Subordinated notes and debentures	4,531
Other liabilities	10,005

Total liabilities	$328,883
Minority interest in consolidated subsidiaries	53
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,512
Retained earnings	8,305
Accumulated other comprehensive income	700
Other equity capital components	0

Total equity capital	34,037

Total liabilities, minority interest, and equity capital	$362,973

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
Howard Atkins	Directors
Pat Callahan